UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 3, 2006

                       THE MANAGEMENT NETWORK GROUP, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                       0-27617                48-1129619
           --------                       -------                ----------

(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


           7300 College Boulevard, Suite 302, Overland Park, KS 66210

             (Address of principal executive offices)        (Zip Code)

  Registrant's telephone number, including area code      (913) 345-9315



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement

     On April 3, 2006, we entered into an Asset Purchase Agreement with Adventis Limited, a United Kingdom company ("Limited") and Adventis Corporation, a Delaware corporation and the parent of Limited (together with Limited, "Adventis"), pursuant to which we have purchased all of the assets used in the operation of Adventis' international consulting business outside North America. Adventis is a global consulting firm specializing in telecommunications, technology and digital media. The acquired international operations of Adventis consist of 27 consultants located primarily in London and Berlin with revenues from clients in Europe and Asia. A press release announcing the acquisition is attached as Exhibit 99.1 to this report.

     The transaction was valued at a purchase price of approximately $1.65 million, with approximately $1.5 million paid in cash at closing, plus the assumption of approximately $0.125 million in net working capital deficit. The acquisition closed on April 3, 2006.

     Behrman Capital and its affiliates (collectively referred to as "Behrman"), an owner of 35% of TMNG's outstanding common stock, also owns 61% of the outstanding common stock of Adventis Corporation. Grant G. Behrman and William
M. Matthes, who serve on our Board of Directors, are the Co-Managing Partners of Behrman. Despite owning a majority of Adventis Corporation's common stock, Behrman did not control Adventis at the time of this transaction. Adventis is under the control of its senior secured creditors as it undergoes a sale of the business. In order to execute this purchase as an arms-length transaction, TMNG formed a Special Committee of the Board of Directors to evaluate the acquisition. The Special Committee consisted of the four independent board members not part of TMNG management or affiliated with Behrman. Behrman received none of the proceeds of this transaction.

Item 9.01         Financial Statements and Exhibits

(C) EXHIBITS

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------

99.1                       Press Release dated April 3, 2006


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE MANAGEMENT NETWORK GROUP, INC.
                                                        (Registrant)

Date:  April 5, 2006           By:/s/ Donald E. Klumb
                                  --------------------------------------------
                                    Donald E. Klumb
                                    Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit Number            Description of Document
--------------            -----------------------

99.1                      Press Release of Registrant, Dated April 3, 2006